UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 26, 2003

BIOANALYTICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2701 Kent Avenue West Lafayette, IN		47906-1382
(Address of principal executive offices)		(Zip Code)

(765) 463-4527
(Registrant's telephone number, including area code)

Item 5.

On May 28, 2003, Bioanalytical Systems, Inc. (the "Company") and PharmaKinetics Laboratories, Inc. ("PKLB") issued a joint press release announcing the purchase by the Company of 4,992,300 shares of common stock of PKLB through the conversion by the Company of a portion of the balance outstanding under the Amended and Restated Secured Convertible Revolving Note dated April 30, 2003 issued by PKLB to BASi. The conversion was effective as of May 26, 2003. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

         The following exhibits are filed as a part of this report:

         (c)         Exhibits

         99.1         Press release dated May 28, 2003.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2003	BIOANALYTICAL SYSTEMS, INC. (Registrant) By: /s/ Peter T. Kissinger Peter T. Kissinger, Ph.D. President and Chief Executive Officer

Exhibit Index

Item Number assigned in Regulation S-K	Exhibit	Description of Exhibits

99	(99.1)	Press release dated May 28, 2003.